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                              Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            PEROT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                           75-2230700
 -------------------------------                       -----------------------
 (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                       Identification  Number)

                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
    (Address, Including Zip Code, of Registrant's Principal Executive Office)

                  1991 STOCK OPTION PLAN, RESTRICTED STOCK PLAN
                    1996 ADVISOR AND CONSULTANT STOCK OPTION/
                         RESTRICTED STOCK INCENTIVE PLAN
                    1996 NON-EMPLOYEE DIRECTOR STOCK OPTION/
                         RESTRICTED STOCK INCENTIVE PLAN
              ADVISOR STOCK OPTION/RESTRICTED STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                PETER A. ALTABEF
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            PEROT SYSTEMS CORPORATION
                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

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  TITLE OF EACH CLASS            AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     OF SECURITIES                TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED           REGISTERED(1)           PER SHARE(2)        OFFERING PRICE(2)            FEE
  -------------------          -------------        -----------------      -----------------        ------------
 Class A Common Stock,
     $.01 par value            25,000,000               $26.13               $653,125,000             $172,425
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(1)  An indeterminate number of additional shares of Common Stock may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on February 18, 2000, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.


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                 INCORPORATION BY REFERENCE AND EXPLANATORY NOTE

                  This Registration Statement (the "Registration Statement") of Perot Systems Corporation, a Delaware corporation (the "Company") is filed by the Company pursuant to Instruction E (Registration of Additional Securities) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended, to reflect an increase in the number of shares of the Company's Class A common stock, $.01 par value (the "Common Stock"), reserved for issuance under the Company's 1991 Stock Option Plan. The Company filed a Registration Statement on Form S-8 (File No. 333-30401) relating to 1991 Stock Option Plan, Restricted Stock Plan, 1996 Advisor And Consultant Stock Option/Restricted Stock Incentive Plan, 1996 Non-Employee Director Stock Option/Restricted Stock Incentive Plan, and Advisor Stock Option/Restricted Stock Incentive Plan with the Securities and Exchange Commission on June 7, 1997. This Registration Statement incorporates the contents of the Company's Registration Statement on Form S-8 (File No. 333-30401) and all exhibits attached thereto.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 28th day of February, 2000.


                                              PEROT SYSTEMS CORPORATION


                                              By:  /s/ TERRY ASHWILL
                                                  -----------------------------
                                              Name:   Terry Ashwill
                                              Title:  Vice President and
                                                      Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Perot Systems Corporation, hereby severally constitute and appoint Terry Ashwill and Peter A. Altabef, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Perot Systems Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of February, 2000.

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
                  SIGNATURE                                       TITLE                               DATE
                  ---------                                       -----                               ----
          /s/ ROSS PEROT                        Chairman, President, and Chief Executive      February 28, 2000
----------------------------------------             Officer
              Ross Perot

         /s/ TERRY ASHWILL                      Vice President, Chief Financial Officer,      February 28, 2000
----------------------------------------             and Principal Accounting Officer
             Terry Ashwill

        /s/ JAMES CHAMPY                        Vice President and Director                   February 28, 2000
----------------------------------------
            James Champy

        /s/ STEVEN BLASNIK                      Director                                      February 28, 2000
----------------------------------------
            Steven Blasnik

        /s/ WILLIAM K. GAYDEN                   Director                                      February 28, 2000
----------------------------------------
            William K. Gayden

           /s/ CARL HAHN                        Director                                      February 28, 2000
----------------------------------------
               Carl Hahn

        /s/ ROSS PEROT, JR.                     Director                                      February 28, 2000
----------------------------------------
            Ross Perot, Jr.
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                                  EXHIBIT INDEX

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EXHIBIT
NUMBER                               DESCRIPTION OF EXHIBIT
-------                              ----------------------
  4.1 Form of Rights Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

  4.2 Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
          Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

  5* Opinion of Hughes & Luce, L.L.P. regarding the legality of the securities being registered

 23.1*    Consent of PricewaterhouseCoopers LLP

 23.2*    Consent of Hughes & Luce, L.L.P. (included in the opinion filed as
          Exhibit 5 hereto)

 24       Power of Attorney (included on page II- hereof).
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  *Filed herewith